================================================================================

                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  EASCO, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               (NOT APPLICABLE)
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                               [EASCO, INC. LOGL]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Easco, Inc., a Delaware corporation (the "Company"), will be held at The Wick-Pollack Inn, 603 Wick Avenue, Youngstown, Ohio, on May 9, 1997, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to hold office for a term of three years;

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for 1997; and

     3. To transact such other business as may properly be presented at the meeting.

     A proxy statement with respect to the annual meeting accompanies and forms a part of this Notice. A form of proxy and the annual report of the Company for the fiscal year ended December 31, 1996 also accompany this proxy statement.

     By order of the Board of Directors.

                                            TERRY D. SMITH
                                            Executive Vice President and Chief
                                            Financial
                                            Officer, Secretary and Treasurer

706 South State Street
Girard, Ohio 44420
March 31, 1997

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN, AND DATE YOUR PROXY AND RETURN
              IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT
                       YOU INTEND TO ATTEND THE MEETING.

                               [EASCO, INC. LOGO]

                             706 SOUTH STATE STREET
                               GIRARD, OHIO 44420

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on May 9, 1997, and any adjournments thereof. This proxy statement and accompanying proxy are first being sent to stockholders on or about March 31, 1997.

     Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person.

     The Company's common stock, $.01 par value per share (the "Common Stock"), is the only issued and outstanding class of stock. Only stockholders of record at the close of business on March 24, 1997 are entitled to notice of and to vote at the meeting. At the close of business on March 24, 1997, the Company had 10,409,670 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock of the Company is entitled to one vote. A list of stockholders entitled to vote at the meeting will be kept at the stock transfer department of Chemical Bank for a period of 10 days prior to the meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of three classes, as nearly equal in number as possible. One of the three classes, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. The number of directors of the Company, as determined by the Board under Article X of the Company's Amended and Restated Certificate of Incorporation, is currently nine, three of whom serve in Class II. Effective upon the retirement of Tom H. Barrett, a Class II director whose term expires at the Annual Meeting, the number of directors will be reduced to eight, two of whom will serve in Class II. Shares may not be voted for a greater number of nominees than the two nominees for Class II director listed below. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that time, they have resigned, retired, or otherwise left office.

     The nominees for whom the enclosed proxy is intended to be voted are set forth below. The Company does not expect either of these nominees to be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder unless a stockholder has directed otherwise. Under Delaware law and the Company's bylaws, directors are elected by a plurality of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote for the election of directors. Shares represented at the meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

                 NOMINEES FOR ELECTION AS CLASS II DIRECTORS --
              TERM EXPIRING AT 2000 ANNUAL MEETING OF STOCKHOLDERS

                          AGE AS OF
         NAME              3/24/97              BUSINESS EXPERIENCE AND OTHER INFORMATION
----------------------    ---------     ---------------------------------------------------------
Norman E. Wells, Jr.          48        Mr. Wells joined the Company in November 1996 as
                                        President and Chief Executive Officer of Easco, Inc. and
                                        Easco Corporation ("Easco"), a subsidiary of the Company.
                                        Before joining the Company, Mr. Wells served as President
                                        and Chief Executive Officer of CasTech Aluminum Group,
                                        Inc. ("CasTech"), a producer of continuous cast aluminum
                                        sheet metal, from March 1993 to November 1996. Prior
                                        thereto, Mr. Wells held other executive positions at
                                        CasTech, and he has held a variety of positions in the
                                        aluminum industry since 1975. He has been a director of
                                        the Company since February 1997.
W. Richard Bingham            61        Mr. Bingham co-founded American Industrial Partners
                                        Management Company, Inc. ("AIPM") and has been a director
                                        and officer of the firm since 1989. He is also a general
                                        partner of American Industrial Partners, L.P. ("AIP-LP"),
                                        the general partner of American Industrial Partners
                                        Capital Fund, L.P. ("AIP"). Prior to co-founding AIPM,
                                        Mr. Bingham was a Managing Director of Shearson Lehman
                                        Brothers from 1984 until late 1987. Prior to joining
                                        Shearson Lehman Brothers, Mr. Bingham was Director of the
                                        Corporate Finance Department, a member of the Board, and,
                                        most recently, head of Mergers and Acquisitions at Lehman
                                        Brothers Kuhn Loeb Inc. Mr. Bingham is a director of
                                        Sweetheart Holdings Inc., Day International, Inc. and RBX
                                        Group, Inc. He has been a director of the Company since
                                        1993.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

                  CLASS III DIRECTORS CONTINUING IN OFFICE --
              TERM EXPIRES AT 1998 ANNUAL MEETING OF STOCKHOLDERS

                          AGE AS OF
         NAME              3/24/97              BUSINESS EXPERIENCE AND OTHER INFORMATION
----------------------    ---------     ---------------------------------------------------------
Samuel H. Smith, Jr.          66        Mr. Smith was Vice President for Planning and
                                        Acquisitions for the Van Dorn Company, a packaging and
                                        plastics machinery company, from 1988 until 1990. Mr.
                                        Smith retired from Van Dorn in 1990 and has been a member
                                        and director of AIPM's executive officer association
                                        since 1990. He has been a director of the Company since
                                        1993.
Robert Cizik                  65        Mr. Cizik is Chairman of the Board of the Company and has
                                        held that position and served on the Board since January
                                        1997. He served as Chairman and Chief Executive Officer
                                        of Cooper Industries, Inc., a diversified international
                                        manufacturing company, from 1975 to 1996. Mr. Cizik
                                        joined American Industrial Partners Corporation (an
                                        affiliate of AIPM) as a director in 1996. Mr. Cizik is a
                                        director of Air Products and Chemicals, Inc., Harris
                                        Corporation, PanEnergy Corp. and Temple-Inland, Inc.

                          AGE AS OF
         NAME              3/24/97              BUSINESS EXPERIENCE AND OTHER INFORMATION
----------------------    ---------     ---------------------------------------------------------
Gene E. Little                53        Mr. Little has been Vice President-Finance of The Timken
                                        Company ("Timken"), a manufacturer of highly engineered
                                        bearings and alloy steel, since 1992 and has been
                                        Treasurer of Timken since 1990. Mr. Little is a trustee
                                        of Aultman Hospital and the Northeastern Ohio
                                        Universities College of Medicine Education Foundation. He
                                        has been a director of the Company since 1995.

                   CLASS I DIRECTORS CONTINUING IN OFFICE --
              TERM EXPIRES AT 1999 ANNUAL MEETING OF STOCKHOLDERS

                          AGE AS OF
         NAME              3/24/97              BUSINESS EXPERIENCE AND OTHER INFORMATION
----------------------    ---------     ---------------------------------------------------------
Theodore C. Rogers            62        Mr. Rogers co-founded AIPM and has been a director and
                                        officer of the firm since 1989. He is also a general
                                        partner of AIP-LP, the general partner of AIP. From 1980
                                        to 1987, he served as Chairman, President and Chief
                                        Executive Officer of NL Industries, Inc., a petroleum
                                        service and chemical company. Mr. Rogers is a director of
                                        Sweetheart Holdings Inc., Day International, Inc., RBX
                                        Group, Inc. and Derby International. He has been a
                                        director of the Company since 1992.
Robert J. Klein               32        Mr. Klein has been an employee of AIPM since 1992. From
                                        1991 to 1992, he was an associate at The First Boston
                                        Corporation and prior thereto was an associate with
                                        Acadia Partners, L.P. Mr. Klein is a director of RBX
                                        Group, Inc. He has been a director of the Company since
                                        1993.
Lawrence W. Ward, Jr.         44        Mr. Ward has been an employee of American Industrial
                                        Group, an affiliate of AIPM, since May 1992. From 1989 to
                                        1992, he was Vice President and Chief Financial Officer
                                        of Plantronics, Inc., a telecommunications equipment
                                        company. Mr. Ward is a director of Day International,
                                        Inc. and RBX Group, Inc. He has been a director of the
                                        Company since 1993.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     There were six meetings of the Company's Board of Directors during the year ended December 31, 1996. During 1996, all incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served, except for Messrs. Barrett and Bingham.

     The Board of Directors has two standing committees: the Compensation Committee and the Audit Committee. The Board of Directors does not have a nominating committee. The functions normally performed by a nominating committee are performed by the Board of Directors.

     The duties of the Audit Committee are to oversee actions taken by the Company's independent auditors, recommend the engagement of independent auditors and review the Company's internal audits. The members of the Audit Committee are Messrs. Little (Chairman), Smith, Rogers, Bingham and Cizik. The Audit Committee met twice during 1996.

     The duties of the Compensation Committee are to review and recommend to the Board of Directors the compensation to be paid to the executive officers of the Company and make awards under the Stock Option Plan. The members of the Compensation Committee are Messrs. Klein and Ward. The Compensation Committee met once during 1996.

COMPENSATION OF DIRECTORS

     Except for Messrs. Wells, Smith and Little, the directors of the Company are officers, employees or affiliates of AIPM (or an affiliate of AIPM), to which Easco pays fees for advisory and management services, and they do not receive any direct compensation from the Company. See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation." Mr. Little receives an annual directors' fee of $10,000 plus a $1,000 annual fee for serving as Chairman of the Audit Committee and a $500 fee for each meeting attended. Mr. Smith receives directors' and other advisory fees from Easco in the amount of $1,500 per month plus $500 for each meeting attended. Mr. Cizik receives $100,000 per year from Easco for his services as Chairman of the Board of Easco.

                             EXECUTIVE COMPENSATION

SUMMARY

     The following table provides certain summary information concerning compensation paid or accrued by Easco to or on behalf of Easco's present and former Chief Executive Officers and each of Easco's four other most highly compensated executive officers (collectively, the "Named Officers") for the years ended December 31, 1996, 1995 and 1994.

     In November, 1996, the Company realigned its executive management group, resulting in Norman E. Wells, Jr. joining the Company as its new President and Chief Executive Officer. The realignment was largely completed by the end of 1996. Mr. Wells was joined by Terry D. Smith, the Company's new Executive Vice President, Chief Financial Officer, Secretary and Treasurer; Joseph M. Byers, Vice President of Sales and Marketing; James R. McKeithan, Vice President of Operations; and Lawrence J. Sax, Vice President of Raw Materials. As a result of the signing bonuses paid in 1996 to attract this team of managers to the Company (see "Executive Compensation Report of the Compensation Committee of the Board of Directors"), Messrs. Byers, Smith and Sax are included in the list of Named Officers for the year. The signing bonuses included cash and Common Stock (for which the executives paid par value). Mr. Wells elected to receive a portion of his signing bonus (that he otherwise could have taken in cash) in 70,000 shares of Common Stock, as further described in the footnotes to the table below. These shares and all cash signing bonuses identified below are forfeitable if the executive officer leaves the Company within two years, except under limited circumstances. See "Employment and Severance Arrangements."

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                        ANNUAL COMPENSATION                       COMPENSATION
                             ------------------------------------------  ------------------------------
                                                           OTHER ANNUAL   RESTRICTED      SECURITIES      ALL OTHER
                                                           COMPENSATION      STOCK        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY($)  BONUS($)(1)     ($)(2)     AWARDS($)(3)   OPTIONS/SARS(#)   ($)(#)(4)
---------------------------- ----  ---------  -----------  ------------  -------------  ---------------  ------------
Norman E. Wells, Jr.,
  President and Chief        1996    28,628     597,500       574,000       420,000         300,000             322
  Executive Officer of       1995        --          --            --            --              --              --
  Easco, Inc. and Easco(5)   1994        --          --            --            --              --              --
Terry D. Smith,
  Executive Vice President,  1996    15,795     100,000        71,750            --          87,500             100
  Chief Financial Officer,   1995        --          --            --            --              --              --
  Secretary and Treasurer of 1994        --          --            --            --              --              --
  Easco, Inc. and Easco (5)
Joseph M. Byers,
  Vice President of Sales    1996    13,712     100,000        71,750            --          87,500             243
  and Marketing of Easco (5) 1995        --          --            --            --              --              --
                             1994        --          --            --            --              --              --
Lawrence J. Sax,
  Vice President of Raw      1996        --     100,000        90,500            --          87,500              --
  Materials of Easco (6)     1995        --          --            --            --              --              --
                             1994        --          --            --            --              --              --
Michael M. Hagerty,
  Former President and Chief 1996   235,000          --            --            --              --         297,964
  Executive Officer of       1995   235,000      41,125            --            --              --           9,286
  Easco, Inc. and Easco (7)  1994   200,000     187,000        24,138            --              --           5,277
Frank L. Rich,
  Executive Vice President   1996   150,000      21,375            --            --              --           6,007
  of Administration of       1995   142,500      21,375            --            --              --           4,660
  Easco(8)                   1994   133,250     104,000            --            --          29,084           4,346

---------------
(1) Represents (i) in the case of Mr. Wells a signing bonus of $597,500 in cash,
    (ii) in the case each of Messrs. Sax, Smith and Byers, a signing bonus of $100,000 in cash, and (iii) in the case of Messrs. Hagerty and Rich, accruals under the Company's Cash Incentive Bonus Plan for bonuses earned in 1994, 1995 and (in the case of Mr. Rich) 1996, and paid in 1995, 1996 and 1997, respectively. As a condition to receiving their signing bonuses, each of Messrs. Wells, Sax, Smith and Byers was required to enter into a definitive employment agreement with Easco, which occurred on December 20, 1996 for Messrs. Wells, Smith and Byers and December 30, 1996 for Mr. Sax. Messrs. Wells, Sax, Smith and Byers would be required to return to the Company all or a portion of such signing bonuses if their employment is terminated prior to the second anniversary of the payment thereof except under limited circumstances. See "Employment and Severance Arrangements." The Company's Cash Incentive Bonus Plan, under which Messrs. Hagerty and Rich received bonuses, targeted bonuses as a percentage of salary, with 75% of awards based on performance against corporate operating profit targets, and 25% of awards at the Board's discretion (in the case of Mr. Hagerty) and in the President's discretion (in the case of Mr. Rich).

(2) Represents (i) in the case of Mr. Wells, 100,000 shares of Common Stock granted by the Board, (ii) in the case of Mr. Hagerty, relocation and moving expenses (and related gross-ups for income taxes) and (iii) in the case of each of Messrs. Sax, Smith and Byers, 12,500 shares of Common Stock granted by the Board. The fair market value of each share of Common Stock granted to Messrs. Wells, Sax, Smith and Byers was $5.75 ($7.25 in the case of Mr. Sax) on the effective date of the grant. As a condition to receiving shares of Common Stock, Messrs. Wells, Sax, Smith and Byers were required to enter into definitive employment agreements with the Company.

(3) Represents 70,000 shares of Common Stock which Mr. Wells elected to receive in lieu of cash as part of his signing bonus and which had a value of $533,750 as of December 31, 1996. Mr. Wells would be required to return these shares to the Company if his employment is terminated prior to the second anniversary of his commencement of employment except under limited circumstances. See "Employment and Severance Arrangements." Mr. Wells will be entitled to receive any dividends paid on such shares, in the event the Company declares a dividend on the Common Stock.

(4) Includes (i) contributions of $3,000, $4,700 and $2,667 for the account of Mr. Hagerty for 1996, 1995 and 1994, respectively, and contributions of $2,925, $2,850 and 2,665 for the account of Mr. Rich for 1996, 1995 and 1994, respectively, under the Company's Thrift Plan, pursuant to which Easco matched employee contributions of the first 1% of eligible compensation and one-half of the next 2% of such compensation, (ii) premiums of $322 for Mr. Wells for 1996, premiums of $5,126, $5,126 and $2,610 for Mr. Hagerty for 1996, 1995 and 1994, respectively, premiums of $100 for Mr. Smith for 1996, premiums of $243 for Mr. Byers for 1996, and premiums of $3,082, $1,810 and $1,681 for Mr. Rich for 1996, 1995 and 1994, respectively, for Company-provided life insurance benefits, (iii) $7,231 of accrued but unused vacation pay for Mr. Hagerty for 1996 and (iv) $282,607 paid to Mr. Hagerty upon cancellation of exercisable options held by him to purchase 138,534 shares of Common Stock, in each case pursuant to the severance agreement between Mr. Hagerty and the Company. See "Employment and Severance Agreements."

(5) The Named Officer has been employed by the Company in the indicated office since November 1996.

(6) Mr. Sax has served as Vice President of Raw Materials of Easco since December 1996.

(7) Mr. Hagerty served as President and Chief Executive Officer of the Company until November 1996.

(8) Mr. Rich served as Executive Vice President of Administration of Easco until March 1997.

OPTION GRANTS IN 1996

     The following table sets forth certain information as to options to purchase Common Stock granted to the Named Officers during the fiscal year ended December 31, 1996, and the potential realizable value of each grant of options, assuming that the market price of the underlying Common Stock appreciates in value during the ten-year option term at annualized rates of 0%, 5% and 10%.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE VALUE
                                        PERCENT OF                                                      AT ASSUMED RATES OF
                     NUMBER OF             TOTAL                                                     STOCK PRICE APPRECIATIONS
                     SECURITIES       OPTIONS GRANTED   EXERCISE OR   MARKET PRICE                     FOR OPTION TERM($)(2)
                 UNDERLYING OPTIONS    TO EMPLOYEES     BASE PRICE     ON DATE OF    EXPIRATION   -------------------------------
      NAME         GRANTED(#)(1)      IN FISCAL YEAR      ($/SH)      GRANT($/SH)       DATE        0%         5%          10%
-----------------------------------   ---------------   -----------   ------------   ----------   -------   ---------   ---------
Norman E. Wells,
  Jr.............       150,000             16.8            3.00          6.00        11/25/06    450,000   1,017,000   1,881,000
                       150,000              16.8            6.00          6.00        11/25/06          0     567,000   1,431,000

Terry D. Smith...       18,750               2.1            3.00          6.00        11/25/06     56,250     127,125     235,125
                        18,750               2.1            6.00          6.00        11/25/06          0      70,875     178,875
                        50,000(3)            5.6            5.75          5.75        11/26/06          0     181,125     457,125
Joseph M.
  Byers..........       18,750               2.1            3.00          6.00        11/25/06     56,250     127,125     235,125
                        18,750               2.1            6.00          6.00        11/25/06          0      70,875     178,875
                        50,000(3)            5.6            5.75          5.75        11/26/06          0     181,125     457,125
Lawrence J.
  Sax............       18,750               2.1            3.00          6.00        11/25/06     56,250     127,125     235,125
                        18,750               2.1            6.00          6.00        11/25/06          0      70,875     178,875
                        50,000(3)            5.6            7.25          5.75        11/26/06          0     106,125     382,125
Michael M.
  Hagerty........            0                 0               0             0               0          0           0           0

Frank L. Rich....            0                 0               0             0               0          0           0           0

---------------
(1) Except as described in footnote (3), all options granted in 1996 become exercisable in annual cumulative installments of 33 1/3%, commencing one year from date of grant, with full vesting occurring on the third anniversary of the date of grant. Vesting may be accelerated as a result of certain changes in control of the Company.

(2) Potential realizable value is reported net of the option exercise price but before taxes associated with exercise. These amounts assume annual compounding results in total appreciation of 0% (0% per year), 63% (5% per year) and 159% (10% per year). Actual gains, if any, on stock option exercises and Common Stock are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3) Options exercisable for $5.75 per share ($7.25 per share in the case of Mr.
    Sax) become exercisable on November 26, 2003 subject to continued employment, but provide for accelerated vesting in annual cumulative installments of 33 1/3% on January 1 of 1998, 1999 and 2000, provided that the Company's performance satisfies certain specified criteria relating to increases in earnings before interest, taxes, depreciation and amortization. Vesting may be accelerated as a result of certain changes in control of the Company.

FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information for the fiscal year ended December 31, 1996 concerning the exercise of options to purchase shares of Common Stock by each of the Named Officers and the value of unexercised options held by each of the Named Officers as of December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES (1)

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                     SHARES                      OPTIONS AT FY-END(#)(2)           AT FY-END($)(3)
                                   ACQUIRED ON      VALUE      ---------------------------   ---------------------------
              NAME                 EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Norman E. Wells, Jr..............       0             0                0        300,000           0           937,500
Terry D. Smith (4)...............       0             0                0         87,500           0           210,938
Joseph M. Byers (4)..............       0             0                0         87,500           0           210,938
Lawrence J. Sax (4)..............       0             0                0         87,500           0           135,938
Michael M. Hagerty(5)............       0             0                0              0           0                 0
Frank L. Rich....................       0             0           19,390          9,695           0                 0

---------------

(1) The Stock Option Plan does not provide for grants of SARs, and the Company has not granted any SARs outside the Stock Option Plan.

(2) Except as described in footnote (4), options become exercisable in three equal annual installments, with accelerated vesting in the event of certain changes in control of the Company.

(3) Represents the difference between (i) $7.625, the closing price of the Common Stock on The Nasdaq Stock Market on December 31, 1996, as reported by IDD Information Services TradeLine and (ii) the applicable option exercise prices as specified under "Option Grants in Last Fiscal Year," and, with respect to Mr. Rich, $9.03.

(4) Includes 50,000 options that become exercisable on November 26, 2003 subject to continued employment, but which provide for accelerated vesting exercisable in annual cumulative installments of 33-1/3% on January 1 of 1998, 1999 and 2000, provided that the Company's performance satisfies certain specified criteria relating to increases in earnings before interest, taxes, depreciation and amortization. Vesting may be accelerated as a result of certain changes in control of the Company.

(5) Mr. Hagerty's options were cancelled pursuant to his severance agreement. See "Employment and Severance Agreements."

SALARIED EMPLOYEE PENSION PLAN

     The Pension Plan table set forth below shows total estimated annual benefits payable upon retirement, computed on the basis of normal form of retirement (five-year certain and continuous life annuity), to persons covered under Easco's noncontributory defined benefit pension plan for eligible salaried employees (the "Pension Plan") and supplemental executive retirement plan (the "Supplemental Executive Retirement Plan") following various years of service upon normal retirement at age 65.

                               PENSION PLAN TABLE

                             YEARS OF SERVICE AT RETIREMENT
  COVERED        -------------------------------------------------------
REMUNERATION       15          20          25          30          35
------------     -------     -------     -------     -------     -------
  $250,000        57,465      76,620      95,775     114,929     114,929
  $300,000        69,360      92,480     115,800     138,719     138,719
  $350,000        81,255     108,340     135,425     162,509     162,509
  $400,000        93,150     124,200     155,250     186,299     186,299
  $450,000       105,045     140,060     175,075     210,089     210,089
  $500,000       116,940     155,920     194,900     233,879     233,879
  $600,000       140,604     187,472     234,340     281,207     281,207
  $700,000       164,384     219,192     273,990     328,787     328,787

     Benefits under the Pension Plan are based upon a percentage of average monthly compensation during the 36 continuous months which produced the highest compensation during the five years immediately prior to retirement. For purposes of the Pension Plan, compensation consists of all salaries and wages, including commissions and annual bonuses, which generally correspond to the annual salary and bonus amounts reported in the Summary Compensation Table set forth above under "Executive Compensation -- Sum-mary." Covered compensation for the Named Officers who began employment in 1996 will be based upon their salaries and annual bonuses as described under "Employment and Severance Arrangements" described below. Benefits under the Pension Plan may be paid (i) in a straight-life annuity over the life of the employee; (ii) in joint and survivor annuities for the employee and spouse; or
(iii) in ten-year continuous and certain payments over the life of the employee and/or the employee's spouse.

     Annual benefits under the Pension Plan are subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), but are not reduced for Social Security benefits paid to participants. The Supplemental Executive Retirement Plan provides to certain officers subject to these limitations unfunded supplemental pension benefits equal to the difference between the Internal Revenue Code limits and the benefits which otherwise would be payable under the Pension Plan. Easco also maintains a second supplemental executive retirement plan (the "Second Supplemental Executive Retirement Plan") which is designed to supplement the benefits payable under certain other plans of Easco and of the executives' prior employers. The annual benefit under the Second Supplemental Executive Retirement Plan is equal to up to 50% of average compensation during the 36 continuous months which produced the highest compensation during the last five years prior to retirement, less any amounts payable to the executive under any other pension plan maintained by Easco or any pension plan maintained by any of the executive's previous employers. The Second Supplemental Executive Retirement Plan has the effect of establishing a minimum pension level for participating executives, regardless of years of service in Easco's plan.

     Maximum benefits under the plans are provided after 30 years of service. Credited years of service at March 24, 1997 were 0 for Messrs. Wells, Sax, Smith and Byers and 26 for Mr. Rich.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

  Employment Agreements

     Mr. Wells serves as President and Chief Executive Officer of Easco pursuant to an employment agreement. Mr. Wells began employment with Easco on November 26, 1996, and the term of the agreement is indefinite until terminated by either Easco or Mr. Wells. Mr. Wells' employment agreement provides for an annual base salary of $290,000, an annual performance bonus (up to specified percentages of salary determined on the basis of the Company's performance), such health, dental, life and disability insurance coverage as the Company provides to its senior executive employees generally, and severance benefits comprised of continued salary and health benefits until the earlier of the second anniversary (in the event of termination within six months following a Hostile Sale (as defined in the agreement) of the Company or Easco) or the first anniversary of termination without cause or until he commences other employment. In addition, the agreement provides for special initial compensation comprised of a signing bonus (consisting of $597,000 in cash and 70,000 shares of Common Stock, which he elected to receive in lieu of cash), together with a stock grant of 100,000 shares of Common Stock, and options to purchase 300,000 shares of Common Stock (one-half of which are exerciseable at $6.00 per share and one-half at $3.00 per share). The agreement provides that Mr. Wells will be required to return all cash and stock comprising the signing bonus component to the Company if his employment is terminated (other than termination without cause, death or disability or resignation with "good reason") prior to the second anniversary of his commencement of employment. The agreement also provides that the Company shall lend to Mr. Wells an amount up to Mr. Wells' additional 1996 federal and state income taxes incurred by reason of the grant of 100,000 shares of Common Stock at a market interest rate.

     Mr. Sax serves as Vice President-Raw Materials of Easco pursuant to an employment agreement. Mr. Sax began employment with Easco on December 30, 1996, and the term of the agreement is indefinite until terminated by either Easco or Mr. Sax. Mr. Sax's employment agreement provides for an annual base salary of $158,000.

     Mr. Smith serves as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Easco pursuant to an employment agreement. Mr. Smith began employment with Easco on November 26, 1996, and the term of the agreement is indefinite until terminated by either Easco or Mr. Smith. Mr. Smith's employment agreement provides for an annual base salary of $160,000.

     Mr. Byers serves as Vice President-Sales and Marketing of Easco pursuant to an employment agreement. Mr. Byers began employment with Easco on November 26, 1996, and the term of the agreement is indefinite until terminated by either Easco or Mr. Byers. Mr. Byers' employment agreement provides for an annual base salary of $138,900.

     In addition to an annual base salary, the employment agreements for Messrs. Sax, Smith and Byers provide that each of them shall receive an annual performance bonus (up to specified percentages of salary determined on the basis of the Company's performance), such health, dental, life and disability insurance coverage as the Company provides to its senior executive employees generally, and severance benefits comprised of continued salary and health benefits until the earlier of the second anniversary (in the event of termination within six months following a Hostile Sale of the Company) or the first anniversary of termination without cause or until they commence other employment. In addition, the agreements provide that each of them shall receive special initial compensation comprised of a $200,000 signing bonus ($100,000 of which was payable upon signing the employment agreement, with an additional $50,000 payable upon the first anniversary and the second anniversary of commencement of employment), together with a stock grant of 12,500 shares of Common Stock, options to purchase 37,500 shares of Common Stock (one-half of which are exerciseable at $6.00 per share and one-half at $3.00 per share), and additional options to purchase 50,000 shares of Common Stock exerciseable at $5.75 per share ($7.25 per share in the case of Mr. Sax). The agreements provide that each of Messrs. Sax, Smith and Byers will be required to return to the Company each installment of the signing bonus component if their employment is terminated (other than termination without cause, death or disability or resignation with "good reason") prior to the second anniversary of the payment of such installment. The agreements also provide that the Company shall lend to Messrs. Sax, Smith and Byers an amount up to their respective additional 1996 federal and state income taxes incurred by reason of the grant of 12,500 shares of Common Stock at a market interest rate.

     Mr. Rich is employed by Easco pursuant to an employment and separation agreement. The term of Mr. Rich's employment continues until August 31, 1998 unless earlier terminated by the parties. Under the agreement, Mr. Rich has such duties and responsibilities as the President of Easco may direct and he is required to devote his full time, attention and energies to furthering Easco's business. Mr. Rich is not presently assigned any material duties pursuant to the agreement. The agreement provides for a monthly salary of $12,500 through June 30, 1997 and $13,125 from July 1, 1997 through August 31, 1998, participation in Easco's Cash Incentive Bonus Plan administered by the Board of Directors of Easco (with bonuses up to a specified percentage of salary determined by performance), participation in the Company's Stock Option Plan, use of an automobile at the Company's expense, and such health, dental, life and disability insurance coverage as the Company provides to its senior executive employees generally. The agreement provides that Mr. Rich will retire from Easco effective September 1, 1998, with full credit for 29 years of service. Pursuant to the agreement, Mr. Rich's retirement benefits will be calculated in accordance with the Company's retirement plans as in effect on the date of the agreement. Mr. Rich also has a consulting agreement with Easco which will take effect following his retirement from Easco pursuant to the employment and separation agreement described above and will continue through August 31, 1999 unless earlier terminated by the parties. The agreement provides for a monthly retainer equal to the difference between Mr. Rich's monthly salary at the date of retirement ($13,125) and total monthly pension benefits paid to Mr. Rich by Easco, and provides for certain employee benefits.

  Severance Arrangements

     Mr. Hagerty and the Company entered into a severance agreement pursuant to which Mr. Hagerty resigned effective November 26, 1996. Mr. Hagerty's severance agreement provides for continuation of salary, health benefits and use of a Company-owned automobile for thirteen months from the effective date of his resignation, payment of $7,231 of accrued but unused vacation time, payment of benefits accrued under the Company's employee benefit plans as of the effective date of his resignation, and a payment of $282,607 for cancellation of all options held by him with respect to the Common Stock of the Company. In addition, pursuant to the agreement, the Company agreed to repurchase from Mr. Hagerty 53,474 shares of Common Stock owned by him for $240,105 and cancellation of indebtedness of Mr. Hagerty to the Company in connection with his purchase of such shares. Pursuant to the severance agreement, the Company and Mr. Hagerty released each other from any claims or liability with respect to the period on and prior to the effective date of Mr. Hagerty's resignation. The Company agreed to continue its obligation to indemnify Mr. Hagerty as provided in the Company's Amended and Restated Certificate of Incorporation and by-laws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The two-member Compensation Committee is comprised of non-employee directors, Robert J. Klein and Lawrence W. Ward, Jr. Mr. Klein is an employee of AIPM, and Mr. Ward is an employee of American Industrial Group, an affiliate of AIPM. Pursuant to a services agreement (the "Services Agreement"), AIPM provides general management, financial and other advisory services to Easco. Under the Services Agreement, Easco reimburses AIPM for its out-of-pocket expenses and pays AIPM a management fee, which for 1996 was $900,000. The Services Agreement was amended upon completion of the Company's initial public offering to expire at the end of a five-year term, with automatic one-year renewals thereafter unless terminated by either party upon 90 days prior written notice. In addition, on the third and on the fourth anniversary of the amendment, the Company may reduce AIPM's fee under the Services Agreement to reflect the reduced levels of advisory activity that would be expected to accompany a significant reduction in ownership. Fees may be reduced by 50% if AIP owns less than 10% and greater than or equal to 5% of the outstanding Common Stock, and the Company may terminate the Services Agreement on either such date if AIP then owns less than 5% of the outstanding Common Stock.

EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors of the Company reviews and approves base salary, annual bonus compensation, and stock option grants and other incentive compensation for all corporate officers, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the business. The Committee is comprised of non-employee directors who are affiliated with AIPM, but who have no "interlocking" relationships with other companies as defined in the applicable rules of the Securities and Exchange Commission. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package. The Committee regularly consults with the Company's Chairman of the Board (who is not an officer of the Company) regarding executive compensation matters.

     In November 1996, the Company's Board of Directors decided to restructure the Company's top management team in light of the Company's recent performance. When the opportunity to hire an executive team with substantial aluminum industry experience, headed by Norman E. Wells, Jr., came to the Board's attention, the Committee and the Board of Directors constructed new incentive compensation arrangements as part of the recruitment and hiring of this new management team. In creating compensation packages to attract the new executives, the Committee and the Board emphasized equity-based incentives and payouts based upon specific, measurable quantitative financial goals for the Company. In addition, the Committee and the Board considered the competitive job market for top quality manufacturing executives and the competing job opportunities which certain executives, particularly Mr. Wells, were considering.

     Pursuant to his employment agreement, Mr. Wells received a signing bonus consisting of $597,500 in cash and 70,000 shares of Common Stock (which he elected to take in lieu of cash), valued at $6.00 per share. Both the cash and stock components of his signing bonus must be returned to the Company if Mr. Wells leaves the Company within two years, except under certain limited circumstances. In addition, Mr. Wells received a stock grant of 100,000 shares of Common Stock and options exercisable for 300,000 shares of Common Stock. These options vest and become exercisable over a three year period, with the vesting of the first installment on the first anniversary of the grant date. See "-- Option Grants in 1996" and "-- Employment and Severance
Arrangements -- Employment Agreements."

     The Board of Directors determined that, under the circumstances (including the availability of a group of experienced managers with a demonstrated performance record who had worked together as a team, a generous competing offer for Mr. Wells' services and the Company's recent performance), these compensa-tion arrangements were necessary as a reasonable fair market value inducement to bring the new management team to the Company. Other key executives who were recruited at the same time as Mr. Wells also received cash signing bonuses (each installment of which is also forfeitable in the event such executives leave the Company within two years of payment thereof) as well as Common Stock and stock option grants. See "Summary" and "Option Grants in 1996." A majority of the stock options granted to each executive (other than Mr. Wells) vests after seven years (subject to continued employment) with an opportunity for accelerated vesting in years three through five if specified performance objectives based on increasing levels of earnings before interest, taxes, depreciation and amortization ("EBITDA") are satisfied. The balance of the option grants vest over three years. The Committee believes that the significant proportion of equity-based compensation used to recruit and compensate the new management team meaningfully aligns the interests of management with those of the stockholders and focuses the attention of management on the long-term success of the Company. A significant portion of the executives' compensation is at risk, based on the financial performance of the Company and, most importantly, the value of the Company's Common Stock in the marketplace.

     As part of the management realignment, the Compensation Committee has restructured the Company's annual Cash Incentive Bonus Plan for 1997. The plan as in effect for 1996 provided for payment of annual bonuses based upon (i) a quantitative factor based on performance against the corporate operating profit target established by the Board each year in connection with the annual business planning process, and (ii) certain qualitative criteria which measured executives' individual contributions to the Company. In determining the total bonus for 1996, quantitative performance criteria received a 75% weighting and qualitative criteria received a 25% weighting. Individual target bonus percentages were set in accordance with base salaries and levels of responsibility, and for 1996, were targeted at 50% to 70% of base salary. However, no bonuses were earned by key executives (including Michael M. Hagerty, the Company's former President and Chief Executive Officer) pursuant to the quantitative component of the Cash Incentive Bonus Plan as the Company failed to reach the required performance levels in 1996.

     For 1997, the Committee has eliminated the qualitative or discretionary component of the Cash Incentive Bonus Plan applicable to key executives, including Mr. Wells. Under the new plan, 100% of the Cash Incentive Bonus is based upon achieving an EBITDA target. The Committee has established, and the Board has approved, EBITDA targets for 1997 through 2000, rather than re-establishing targets on a rolling annual basis as under the prior plan. The Committee believes that these multi-year targets provide a better incentive for managers to focus on steady, long-term growth. Annual performance bonuses will equal 100% of salary upon the Company's achievement of each year's target EBITDA. Minimum EBITDA targets for each year have also been established below which no bonuses will be paid. The maximum bonus for which Mr. Wells is eligible equals 200% of salary based on achieving a High EBITDA target (as defined in the Cash Incentive Bonus Plan). Other key executives are eligible for bonuses equal to 150% of salary upon achievement of High EBITDA targets. Linear interpolation (calculated to the nearest full percentage point) will be used for EBITDA results falling between the EBITDA targets. The Committee or the Board may make equitable adjustments to the EBITDA targets to reflect future acquisitions or divestitures or non-recurring or extraordinary items.

     The Stock Option Plan provides equity-based incentives to officers and key employees of the Company and its subsidiaries. The Committee is authorized to select from among the eligible employees the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Stock Option Plan. Options representing an aggregate of 225,000 shares also were granted outside the Stock Option Plan at an exercise price of $3.00 per share as part of the initial inducement package for the new management team. Options granted in 1996 to key executives are described above under "Executive Compensation -- Options Granted in 1996."

     Michael M. Hagerty served as President and Chief Executive Officer of the Company until November 1996. His compensation during 1996 consisted of a base salary of $235,000 per year and eligibility for additional compensation pursuant to the Cash Incentive Bonus Plan. For a description of Mr. Hagerty's severance agreement, see "Employment and Severance Arrangements." Due to the Company's performance and his resignation, Mr. Hagerty received no bonus payment for 1996 and the unvested portion of his stock options were terminated.

     Section 162(m) of the Internal Revenue Code limits to $1 million in a taxable year the deduction publicly held companies may claim for compensation paid to certain executive officers, unless certain requirements are met. The Company considers the impact of Section 162(m) on compensation decisions, and the Committee and the Board of Directors reviewed the impact of Section 162(m) upon the Company in light of the incentive compensation package that was offered to the new management team. Mr. Wells' signing bonus (comprised of $597,500 in cash and 70,000 shares of Common Stock) together with the grant of 100,000 shares of Common Stock exceeded the $1 million deductibility limitation. The accompanying loss of tax deductions for the 1996 tax year was considered by the Board and the Committee prior to approving the compensation package offered to the new management team. The Committee and the Board determined that the benefits to the Company and its stockholders from bringing the new management team to the Company, including the substantial equity component of the incentive compensation package, outweighed the partial loss of a tax deduction (approximately $600,000), particularly in a year in which the Company would otherwise be reporting a substantial tax loss.

     The Committee has determined that in future periods no executive officer currently is likely to exceed the $1 million limitation. Pursuant to Mr. Wells' employment agreement, Mr. Wells is prohibited from exercising certain stock options in any period in which such exercise would cause the Company to lose a tax deduction under Section 162(m).

                                          Robert J. Klein
                                          Lawrence W. Ward, Jr.

                              CERTAIN TRANSACTIONS

     In connection with the termination of Mr. Hagerty's employment, the Company repurchased 53,474 shares of Common Stock from Mr. Hagerty for a purchase price of $401,055 (consisting of $240,105 in cash and $160,950 in cancellation of indebtedness owed by Mr. Hagerty to the Company in connection with his purchase of 48,474 shares of Common Stock on December 21, 1993). Simultaneously with such repurchase, the Company canceled the promissory note issued by Mr. Hagerty to the Company in connection with his purchase of Common Stock in December 1993.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company as of March 14, 1997, (ii) each of the Named Officers as of March 14, 1997, (iii) all directors and executive officers of the Company as a group as of March 14, 1997 and (iv) each stockholder known by the Company to be a beneficial owner of more than 5% of any class of the Company's voting securities as of December 31, 1996. The Company believes that, except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

                                                                  COMMON STOCK BENEFICIALLY OWNED
                                                              ---------------------------------------
                                                                                       PERCENT OF
        NAMES AND ADDRESSES OF BENEFICIAL OWNERS (1)          NUMBER OF SHARES     OUTSTANDING SHARES
------------------------------------------------------------  ----------------     ------------------
American Industrial Partners Capital Fund, L.P..............      4,239,470               40.7%
  One Maritime Plaza
  Suite 2525
  San Francisco, CA 94111
Wellington Management Company (2)...........................      1,068,000               10.3%
  75 State Street
  Boston, MA 02109
Mellon Bank, N.A., Trustee for First Plaza Group Trust......        978,674                9.4%
  One Mellon Bank Center
  Pittsburgh, PA 15258(3)
Tom H. Barrett (4)..........................................         10,000                  *
Joseph M. Byers.............................................         12,500                  *
W. Richard Bingham (6)......................................      4,239,470               40.7%
Robert Cizik (4)............................................         12,500                  *
Michael M. Hagerty..........................................             --                 --
Robert J. Klein.............................................          2,300                  *
Gene E. Little..............................................          2,000                  *
Frank L. Rich (5)...........................................         34,310                  *
Theodore C. Rogers (6)......................................      4,239,470               40.7%
Lawrence J. Sax.............................................         12,500                  *
Samuel H. Smith, Jr.........................................             --                 --
Terry D. Smith..............................................         12,500                  *
Lawrence W. Ward, Jr........................................          5,000                  *
Norman E. Wells, Jr.........................................        170,000                1.6%
Directors and executive officers as a group (13 persons)....      4,513,080               43.3%

---------------

  * Less than one percent

(1) Easco owns 2,005,222 shares of the Common Stock, which shares are accounted for as treasury stock.

(2) Based solely on the report of Wellington Management Company ("Wellington") on Schedule 13-G received by the Company. Includes (i) 307,000 shares as to which Wellington has shared voting power and (ii) 1,068,000 shares as to which Wellington has shared investment power.

(3) Mellon Bank, N.A., acts as the trustee (the "Trustee") for First Plaza Group Trust ("First Plaza"), a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as First Plaza's investment manager with respect to these shares, and in that capacity, it has sole voting power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed.

(4) Mr. Barrett is a limited partner of AIP-LP and a director and stockholder of AIPM but does not share investment or voting discretion with respect to the securities held by AIP. Mr. Cizik is a director of American Industrial Partners Corporation, an indirect affiliate of AIP, but does not share investment or voting discretion with regard to the securities held by AIP.

(5) Includes 19,390 shares which may be acquired upon exercise of options which are exercisable within 60 days.

(6) All of such shares are held of record by AIP. Messrs. Bingham and Rogers are general partners of AIP-L.P., the general partner of AIP, and may be deemed to share investment and voting power with respect to the securities owned by AIP. Messrs. Bingham and Rogers disclaim beneficial ownership of these shares. The business address of Mr. Bingham is One Maritime Plaza, Suite 2525, San Francisco, CA 94111, and the business address of Mr. Rogers is 551 Fifth Avenue, Suite 3800, New York, NY 10176.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

     The following chart compares the Company's cumulative total stockholder return on its Common Stock from April 13, 1995, to December 31, 1996 with the cumulative total return of the Standard & Poor's 500 Index and an index of comparable companies. These comparisons assume the investment of $100 on April 13, 1995 (the date of the Company's initial public offering of Common Stock) and the reinvestment of dividends. The total stockholder return shown on the graph below is not necessarily indicative of future performance.

        Measurement Period                                Comparable Com-
      (Fiscal Year Covered)            S&P 500 Index     panies Index (a)       Easco, Inc.
April 1995                                 100.00              100.00              100.00
December 1995                              123.17              125.26               61.75
December 1996                              151.46              163.15               54.46

---------------

(a) As of December 1995, comparable companies index, weighted on the basis of market capitalization, includes: Amcast Industrial Corp., CasTech Aluminum Group, Inc., International Aluminum Corp., Mueller Industries, Inc., Quanex Corp., Tredegar Industries Inc. and Wolverine Tube, Inc. CasTech Aluminum Group, Inc. was acquired by Commonwealth Aluminum in October 1996 and its shares are no longer traded on any stock exchange. Accordingly, CasTech Aluminum Group, Inc. is not included in the Comparable Companies Index at December 1996.

               PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to stockholder ratification, the Board of Directors has selected Deloitte & Touche LLP to audit the accounts of the Company for the year 1997. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

     If stockholders do not ratify the appointment of Deloitte & Touche LLP, other certified public accountants will be considered by the Board of Directors. The affirmative vote of a majority of the votes cast at the meeting is necessary for the ratification of the selection of auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and certain stockholders to file with the Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely on its review of such forms received by it, the Company is unaware of any instances of noncompliance, or late compliance, with such filing requirements during the fiscal year ended December 31, 1996 by its officers, directors or stockholders.

                           PROXY SOLICITATION EXPENSE

     The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation may also be made by telephone, telegram or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders must be received in writing by the Secretary of the Company prior to November 29, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1998.

                                 OTHER MATTERS

     The Board of Directors knows of no matters to be presented at the annual meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

     By order of the Board of Directors.

                                            TERRY D. SMITH
                                            Executive Vice President, Chief
                                            Financial Officer, Secretary and
                                            Treasurer

706 South State Street
Girard, Ohio 44420

Each stockholder, whether or not he or she expects to be present in person at the annual meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

            EASCO, INC.                                                                      EASCO, INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF                           706 SOUTH STATE STREET
  P         EASCO, INC. FOR THE ANNUAL MEETING                                               GIRARD, OHIO 44420
            OF STOCKHOLDERS ON MAY 9, 1997                                                   (330) 545-4311
  R
                 The undersigned hereby appoints Robert Cizik, Norman E. Wells, Jr. and Gene E. Little and each of them, proxies,
  O         with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of Easco, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders
  X         to be held at The Wick-Pollock Inn, 630 Wick Avenue, Youngstown, Ohio at 10:00 am, local time, on May 9, 1997, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described
  Y         in the proxy statement furnished herewith, subject to any direction indicated on the other side of this card.

                                                                         Dated: __________________________________________ , 1997

                                                                         Signed: ________________________________________________

                                                                         ________________________________________________________

                                                                         PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS
                                                                         SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                                         ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                                                         TITLE AS SUCH.

            YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE. YOU NEED NOT MARK ANY
            BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXYHOLDERS NAMED ABOVE
            CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND MAIL IT
            IN THE ENVELOPE PROVIDED.

                                                                  (Over)

---------------------------------------------------------------------------------------------------------------------------------
                                                               DETACH CARD
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

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
                                                                                                           / X /     PLEASE MARK
                                                                                                                     EACH VOTE
                                                                                                                     LIKE THIS




   THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
   "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
                                                             FOR     WITHHELD
                                                             ALL      FOR ALL                             FOR     AGAINST  ABSTAIN
   1. ELECTION OF DIRECTORS:  NORMAN E. WELLS, JR.          /   /      /   /       2. Ratification of     /  /     /  /      /  /
                              W. RICHARD BINGHAM                                      independent
                                                                                      auditors.


   FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE:

   -----------------------------------------------------


                                                                                       COMMENTS/ADDRESS CHANGE
                                                                                       Please mark this box if you have   /  /
                                                                                       written comments/address change
                                                                                       on the reverse side.


   Signature(s)  ________________________________________________________________________________         Date ___________________

   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
----------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH CARD

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